UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2021 (October 13, 2021)

American Noble Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 5:44 p.m. Eastern Time on October 14, 2021, Infinity Energy Resources, Inc. (the “Company”) changed its name to “American Noble Gas, Inc.” pursuant to a Certificate of Amendment to its Certificate of Incorporation (as amended to date, the “Charter”) filed with the Secretary of State of the State of Delaware.

Also, effective October 14, 2021, the Company amended and restated its Bylaws to reflect the change of its name described above.

The foregoing descriptions of the amendments to the Company’s Charter and Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the descriptions of the additional changes to the Company’s Charter and Amended and Restated Bylaws which were approved in the annual meeting of shareholders discussed in Item 5.07 below, together with the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and the Company’s Amended and Restated Bylaws, as amended, a composite copy of which is attached hereto as Exhibit 3.2, each of which is incorporated herein by reference. In addition, a marked copy of the Company’s Amended and Restated Bylaws indicating changes made to this document, as it existed immediately prior to the adoption of the amendment, is attached as Exhibit 3.3, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders (the “Annual Meeting”) on Wednesday, October 13, 2021. There were 13,222,427 shares of common stock, par value $0.0001 per share (the “Common Stock”), represented in person or by proxy at the Annual Meeting, constituting approximately 58.5% of the outstanding shares of Common Stock on August 24, 2021, the record date for the Annual Meeting (the “Record Date”), and establishing a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal One: Election of Three Directors of the Company;

Name	Votes For	Votes Withheld	Broker Non-Votes
Stanton E. Ross	12,224,764	35,141	962,522
Leroy C. Richie	12,238,967	20,938	962,522
Daniel F. Hutchins	12,242,206	17,699	962,522

All nominees were duly elected.

Proposal Two: Approval of an amendment to the Company’s Certificate of Incorporation, as amended, removing the provision providing that any action taken by the stockholders by written consent in lieu of a meeting requires that all of the Company’s stockholders entitled to vote on such action consent in writing thereto (the “Stockholder Written Consent Amendment Proposal”);

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
12,216,109	43,084	712	962,522

The Stockholder Written Consent Amendment Proposal was approved.

Proposal Three: Approval of an amendment to the Company’s Certificate of Incorporation, as amended, increasing the Company’s authorized shares of common stock from 75,000,000 shares to 500,000,000 shares (the “Share Increase Proposal”);

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
12,917,630	301,973	2,824	-0-

The Share Increase Proposal was approved.

Proposal Four: Approval of an amendment to the Company’s Certificate of Incorporation, as amended, changing the Company’s name to American Noble Gas, Inc. (the “Name Change Proposal”);

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
13,091,528	24,784	106,115	-0-

The Name Change Proposal was approved.

Proposal Five: Approval of the adoption of the Company’s 2021 Stock Option and Restricted Stock Plan (the “2021 Plan Proposal”);

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
12,202,595	36,548	20,762	962,522

The appointment of RBSM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.

Proposal Six: Ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
12,726,423	495,894	110	-0-

The appointment of RBSM LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 was ratified.

Proposal Seven: Approval of a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

Votes For	Votes Against/ Withheld	Abstain	Broker Non-Votes
12,201,633	42,018	16,254	962,522

The non-binding Say-on-Pay Proposal was approved.

Proposal Eight: Approval of a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation (the “Say-on-Pay Frequency Proposal”);

Votes For One-Year	Votes For Every Two-years	Votes For Every Three years	Abstain	Broker Non-Votes
138,112	1,169,160	10,940,933	11,700	962,522

The non-binding Say-on-Pay Frequency proposal for every three years was approved.

Item 8.01. Other Events.

On October 13, 2021, the Company changed the address of its principal executive office to 15612 College Blvd., Lenexa, Kansas 66219.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation of Infinity Energy Resources, Inc. (Filed herewith.)
Exhibit 3.2	Amended and Restated Bylaws, adopted effective October 14, 2021 (Filed herewith.)
Exhibit 3.3	Amended and Restated Bylaws, adopted effective October 14, 2021. (marked copy) (Filed herewith.)
Exhibit 10.1	2021 Stock Option and Restricted Stock Plan. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2021	American Noble Gas, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer